UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Inter-Tel (Delaware), Incorporated

(Name of Registrant as Specified In Its Charter)

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On July 23, 2007, Inter-Tel (Delaware), Incorporated issued a press release announcing that the Company does not expect to achieve the 2007 financial results reflected in the financial projections included in its proxy statement dated May 29, 2007 relating to the proposed acquisition of Inter-Tel by Mitel Networks Corporation for $25.60 per share in cash. A copy of the press release follows:

1615 SOUTH 52nd STREET, TEMPE, ARIZONA (480) 449-8900 FAX (480) 449-8929

NEWS RELEASE

For Release	July 23, 2007
Contact	(480) 449-8900	(212) 355-4449
	Norman Stout	Steve Frankel / Jeremy Jacobs
	Inter-Tel Chief Executive Officer	Joele Frank, Wilkinson Brimmer Katcher

INTER-TEL ISSUES THIRD AND FOURTH QUARTER 2007 FORECASTS

SAYS 2007 RESULTS LIKELY TO BE BELOW PRIOR PROJECTIONS

TEMPE, AZ, July 23, 2007 – Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) today announced that the Company does not expect to achieve the 2007 financial results reflected in the financial projections included in its proxy statement dated May 29, 2007 relating to the proposed acquisition of Inter-Tel by Mitel Networks Corporation for $25.60 per share in cash.

Forecast for Q3 and Q4 2007

Inter-Tel currently expects net sales for the third quarter of 2007 to be in a range of $112 million to $115 million, as compared to $117 million of net sales in the third quarter of 2006. For the fourth quarter ending December 31, 2007, Inter-Tel currently expects net sales to be in a range of $112 million to $118 million, as compared to $118 million of net sales in the fourth quarter of 2006. Based on these expectations for third and fourth quarters of 2007, net sales for the full year of 2007 are expected to be between $448 million and $459 million, as compared to net sales of $458 million for the full year of 2006.

Inter-Tel also noted that the full year 2007 net sales forecast of $448 million to $459 million is 8% to 10% below the $498 million 2007 net sales forecast in the financial projections contained in its proxy statement for the Mitel merger.

Assuming actual results are consistent with these lower net sales projections for the second half of 2007, the Company would expect EBITDA in the second half of 2007 to be well below the EBITDA reflected in Inter-Tel’s proxy statement financial projections for the second half of 2007, just as the actual revenues for the second quarter of 2007 reported by Inter-Tel today in its second quarter earnings announcement resulted in lower EBITDA than was assumed in the EBITDA projections for the second quarter reflected in Inter-Tel’s proxy statement projections.

The change in management’s expectations for the third and fourth quarters and the full year of 2007 is based on a number of factors, including the Company’s actual first and second quarter 2007 results, the current sales trends and trajectory reflected in those first-half results, the increasingly competitive landscape, the uncertainties associated with the pending Mitel merger, and the continued uncertainty, expense and distraction associated with ongoing proxy contests. As a result, Inter-Tel believes it is appropriate to issue guidance for the third and fourth quarters of 2007 and to update its stockholders as to how current expectations compare to the financial projections contained in the Mitel merger proxy statement.

Inter-Tel does not intend to further update these forecasts or the financial projections in the Mitel merger proxy statement, except to the extent required by applicable law.

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the pending acquisition of Inter-Tel by Mitel and Inter-Tel’s current expectations regarding future results of operations, among other things. Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates,” “Projects” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond Inter-Tel’s control. Such factors may include, without excluding other considerations, the factors referenced in this release that impacted management’s current expectations of future performance, fluctuations in quarterly results, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition by Mitel, the outcome of any discussions with or actions by Steven G. Mihaylo, the impact of price pressures exerted by competitors, increasing competition and consolidation in the industry in which Inter-Tel operates, and general market trends or economic changes.

Additional Information

In connection with soliciting proxies for the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007 and a proxy supplement on July 10, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement, the proxy supplement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from Inter-Tel stockholders in connection with the proposed merger with Mitel. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement, the proxy supplement and related proxy materials for the Special Meeting of Stockholders, which is scheduled to be held on August 2, 2007.

Inter-Tel and the Inter-Tel logo are trademarks of Inter-Tel (Delaware), Incorporated.

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